                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               LENNAR CORPORATION
--------------------------------------------------------------------------------
               (Names of Registrant as Specified In Its Charters)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [LENNAR LOGO]
    Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 - - (305) 559-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 7, 1998

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

     Notice is hereby given that the Annual Meeting of the stockholders of Lennar Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on Tuesday, April 7, 1998, at 11:00 o'clock a.m. Eastern Standard Time, for the following purposes:

          1. To elect two directors. The other directors have been elected for terms which expire in subsequent years.

          2. To vote upon a proposal to approve the Lennar Corporation 1997 Stock Option Plan.

          3. To vote upon a proposal to approve the Lennar Corporation 1998 Incentive Compensation Plan.

          4. To vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation which will require that a merger, consolidation or business combination in which holders of Common Stock and holders of Class B Common Stock receive different consideration be approved by holders of a majority of the outstanding shares of Common Stock.

          5. To transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on February 10, 1998 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. The Company's transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

                                          By Order of the Board of Directors

                                          ALLAN J. PEKOR
                                          Secretary


Dated: March 16, 1998

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY


     The accompanying Proxy is solicited by the management of Lennar Corporation (the "Company"). All shares represented by proxies will be voted in the manner designated; or if no designation is made, they will be voted for the proposals presented in this Proxy Statement. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED ON OR ABOUT MARCH 16, 1998 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 10, 1998. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation to the office of the Company, Seven Hundred N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.


COST AND METHOD OF SOLICITATION

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record as of the close of business on February 10, 1998 will be entitled to vote at the meeting. The only outstanding voting securities of the Company on that date were 43,415,217 shares of Common Stock and 9,918,631 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.

     Stock may be voted in person or by proxy appointed by a writing signed by a stockholder. Any message sent to the Company prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, will be deemed sufficient. No proxy will be revoked by the death or incapacity of the maker, unless written notice of such death or incapacity is given to the Company by the fiduciary having control of the shares represented by the proxy.

PRINCIPAL STOCKHOLDERS

     The following persons are known by the Company to have owned beneficially more than 5% of any class of the Company's voting securities as of February 10, 1998:

                            NAME AND ADDRESS OF        AMOUNT AND NATURE OF    PERCENT
   TITLE OF CLASS            BENEFICIAL OWNER          BENEFICIAL OWNERSHIP    OF CLASS
   --------------     -------------------------------  --------------------   ----------
Class B Common Stock          Leonard Miller                9,879,930(1)         99.6%
                              23 Star Island
                           Miami Beach, FL 33139

Common Stock          Warburg, Pincus Investors, L.P.       9,572,689            22.0%
                           466 Lexington Avenue
                         New York, New York 10017

Common Stock                     FMR Corp.                  3,683,140             8.5%
                           82 Devonshire Street
                           Boston, MA 02109-3614

---------------
(1) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.

     On February 10, 1998, The Depository Trust Company owned of record 32,591,535 shares of Common Stock, constituting 75.1% of the outstanding Common Stock. The Company understands those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     The directors and executive officers beneficially owned the following voting securities of the Company on February 10, 1998:

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL           PERCENT
   NAME OF BENEFICIAL OWNER          TITLE OF CLASS            OWNERSHIP(1)         OF CLASS
   ------------------------     -------------------------      ------------        -----------
Leonard Miller                  Class B Common Stock            9,879,930(2)(3)       99.61%
                                Common Stock                        9,497               .02%
Charles I. Babcock, Jr.(4)      Common Stock                       60,000               .14%
Irving Bolotin                  Common Stock                       77,047               .18%
Jonathan M. Jaffe               Common Stock                       37,871               .09%
Sidney Lapidus                  Common Stock                           --(5)             --
Reuben S. Leibowitz             Common Stock                           --(5)             --
Stuart A. Miller                Common Stock                      189,393               .44%
Allan J. Pekor                  Common Stock                       11,140               .03%
Arnold P. Rosen                 Common Stock                           --                --
Steven J. Saiontz               Common Stock                      100,475(6)            .23%
Directors and Officers          Class B Common Stock            9,879,930             99.61%
  as a Group (15 persons)       Common Stock                      643,338(5)           1.48%

---------------
(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 10, 1998. Those options include options held by Irving Bolotin relating to 9,000 shares, Stuart A. Miller relating to 113,900 shares, Jonathan M. Jaffe relating to 5,250 shares and all directors and executive officers relating to 173,339 shares. Also includes shares held by the Company's Employee Stock Ownership/401(k) Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table.

(2) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.

(3) Stuart A. Miller is the trustee, and Stuart A. Miller and Mr. Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 5,500,000 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 5,500,000 shares and neither Stuart A. Miller nor Mr. Saiontz is shown as a beneficial owner of those shares.

(4) Mr. Babcock will retire from the Board of Directors effective as of the 1998 Annual Meeting of Stockholders.

(5) Does not include 9,572,689 shares held by Warburg, Pincus Investors, L.P., in which Warburg, Pincus & Co. is the general partner. Sidney Lapidus and Reuben S. Leibowitz are partners of Warburg, Pincus & Co.

(6) Does not include 9,000 shares held by Mr. Saiontz's wife.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller will be entitled to 98,808,797 votes, which will be 69.29% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group will be entitled to 99,442,638 votes, which will be 69.65% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock.

                             ELECTION OF DIRECTORS

     The Company's directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. The Company's Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. As a result of Mr. Babcock's retirement from the Board effective as of the 1998 Annual Meeting of Stockholders, the class of directors being elected at the 1998 Annual Meeting consists of two directors and the other classes of directors each consists of three directors. It is the intent of the persons named in the accompanying Proxy to vote for the following two people as directors of the Company to serve until the 2001 Annual Meeting of Stockholders:

                                                                DIRECTOR    TERM
                    NAME OF DIRECTOR                      AGE    SINCE     EXPIRES
                    ----------------                      ---   --------   -------
         NOMINATED TO SERVE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS
Irving Bolotin(1)                                         65      1974      1998
Leonard Miller(1)                                         65      1969      1998
             INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING
Reuben S. Leibowitz                                       50      1997      1999
Stuart A. Miller(1)                                       40      1990      1999
Steven J. Saiontz                                         39      1990      1999
Jonathan M. Jaffe                                         38      1997      2000
Sidney Lapidus                                            60      1997      2000
Arnold P. Rosen                                           77      1969      2000

---------------
(1) Executive Committee member.

     Leonard Miller is the Chairman of the Board of the Company. From the founding of the Company in 1969 until April 1997, Mr. Miller was the President and Chief Executive Officer of the Company. He is the Chairman of the Board of Trustees of the University of Miami and a director of Union Bank of Florida.

     Stuart A. Miller has been the President and Chief Executive Officer of the Company since April 1997. For more than five years prior to that, he was a Vice President of the Company. He is the Chairman of the Board of LNR Property Corporation, a former wholly owned subsidiary of the Company which was spun-off from the Company on October 31, 1997. He is the son of Leonard Miller and brother-in-law of Steven J. Saiontz.

     Irving Bolotin is, and for more than five years has been, a Senior Vice President of the Company.

     Arnold P. Rosen was one of the founders of the Company and its predecessor, Lennar Homes, Inc. (formerly F&R Builders, Inc.). Now retired, Mr. Rosen served as Executive Vice President of the Company from its founding until his retirement on December 31, 1977.

     Steven J. Saiontz has been the Chief Executive Officer of LNR Property Corporation since June 1997. For more than five years before that, he was President of Lennar Financial Services, Inc., a wholly owned subsidiary of the Company. He is the son-in-law of Leonard Miller and brother-in-law of Stuart A. Miller.

     Jonathan M. Jaffe has been a Vice President of the Company since 1994. For more than five years before that, he held executive positions with subsidiaries of the Company.

     Sidney Lapidus has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg Pincus") since 1974 and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the boards of directors of Caribiner International, Inc., Grubb & Ellis Company, Journal Register Co., Inc., Knoll, Inc. and Panavision Inc., as well as a number of private companies.

     Reuben S. Leibowitz has been a Managing Director of Warburg Pincus since 1984. Prior to 1984, Mr. Leibowitz was a partner at Spicer and Oppenheim, Certified Public Accountants. Mr. Leibowitz currently serves on the boards of directors of Chelsea GCA Realty, Inc. and Grubb & Ellis Company.

     An affiliate of Warburg Pincus was a significant stockholder of Pacific Greystone Corporation ("Greystone"), a California-based homebuilder which the Company acquired in a merger on October 31, 1997. In connection with the merger, the Company agreed that for as long as Warburg Pincus and its affiliates own at least 10% of the Company's common stock of both classes, the Company will recommend that the Company's stockholders vote for two persons nominated by the Warburg Pincus affiliate for the Company's Board of Directors and Leonard Miller agreed to vote all shares he or his family own in favor of these persons. The Company also agreed that for as long as Warburg Pincus and its affiliates own at least 5% of the Company's common stock of both classes, (i) the Company will recommend that the Company's stockholders vote for one person nominated by the Warburg Pincus affiliate for the Company's Board of Directors and (ii) any issuance of more than 20% of the Company's outstanding stock in a three year period, or acquisition in a transaction or series of related transactions of assets or properties with a fair market value of more than $100 million (other than acquisitions in the ordinary course of business consistent with past practice in states in which the Company operated at the time of the merger) will require the Warburg Pincus affiliate's prior approval. The Warburg Pincus affiliate is currently entitled to designate two directors to the Board of Directors. Messrs. Lapidus and Leibowitz are those designees.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's chief executive officer and for the four additional executive officers who together comprised the five highest paid executive officers of the Company for the year ended November 30, 1997:

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                    -------------------------------------   -------------------------------
                                                                                   AWARDS           PAYOUTS
                                                                            ---------------------   -------
                                                                            RESTRICTED
                                                               OTHER          STOCK                  LTIP        ALL OTHER
                                     SALARY     BONUS         ANNUAL        AWARDS(2)    OPTIONS/   PAYOUTS   COMPENSATION(3)
NAME AND PRINCIPAL POSITION   YEAR    ($)        ($)      COMPENSATION(1)      ($)         SARS       ($)           ($)
---------------------------   ----  --------   --------   ---------------   ----------   --------   -------   ---------------
Leonard Miller                1997  $473,100   $879,800                       $1,600                              $ 6,600
  Chairman of the Board       1996   467,300    721,200                        1,500                               11,700
                              1995   444,200    577,300                        1,500                                6,200
Stuart A. Miller              1997   230,800    703,800                        1,600                                5,300
  President and Chief         1996   207,700    577,000                        1,500                                3,500
  Executive Officer           1995   197,100    384,900                        1,500                                2,600
Jonathan M. Jaffe             1997   215,400    450,000      $120,300          1,600                $53,700         5,400
  Vice President              1996   202,000    112,300        68,400          1,500                44,200          2,900
                              1995   148,800    119,900                        1,500                26,900          2,500
Allan J. Pekor                1997   288,100                                   1,600                                5,000
  Vice President and          1996   273,500                                   1,500                                6,100
  Secretary                   1995   245,400                                   1,500                                3,400
Irving Bolotin                1997   239,200                                   1,600                                4,600
  Senior Vice President       1996   237,700                                   1,500                                5,600
                              1995   219,400                                   1,500                                3,800

---------------
(1) Consists of relocation related expenses.

(2) At November 30, 1997, a total of 238,074 restricted shares of Common Stock, with an aggregate market value of $4,969,795 on that day, were held in employees' accounts under the Company's Employee Stock Ownership/401(k) Plan. All shares in the accounts of employees with more than five years service are vested (215,475 shares at November 30, 1997). Shares in the accounts of other employees become vested when and if the employees attain five years of service. Holders of both vested and non-vested shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 1997 included 9,197 shares in Leonard Miller's account (with a market value on that day of $191,987), 7,763 shares in Stuart A. Miller's account (with a market value on that day of $162,053), 1,032 shares in Jonathan M. Jaffe's account (with a market value on that day of $21,543), 6,037 shares in Allan J. Pekor's account (with a market value on that day of $126,022) and 482 shares in Irving Bolotin's account (with a market value on that day of $10,062). All shares held in these officers' accounts were vested.

(3) Consists of matching payments by the Company under the 401(k) aspect of the Company's Employee Stock Ownership/ 401(k) Plan, term life insurance premiums and long-term disability insurance premiums paid by the Company, as follows:

                                                                   LONG-TERM
                         401(K) MATCH   TERM LIFE INSURANCE   DISABILITY INSURANCE
                         ------------   -------------------   --------------------
Leonard Miller     1997     $2,400            $2,400                 $1,800
                                               7,000                  2,300
                   1996      2,400
                                               3,900
                   1995      2,300
Stuart A. Miller   1997      2,400             2,400                    500
                                                 700                    400
                   1996      2,400
                                                 300
                   1995      2,300
Jonathan M. Jaffe  1997      2,400             2,200                    800
                                                 300                    200
                   1996      2,400
                                                 200
                   1995      2,300
Allan J. Pekor     1997      2,400             1,300                  1,300
                                               3,000                    700
                   1996      2,400
                                               1,100
                   1995      2,300
Irving Bolotin     1997      2,400             1,100                  1,100
                                               2,600                    600
                   1996      2,400
                                               1,500
                   1995      2,300

     Bruce Gross was named Vice President and Chief Financial Officer of the Company in November 1997. Mr. Gross previously had been Senior Vice President, Controller and Treasurer of Greystone. Mr. Gross was paid $147,800 in salary and $214,000 in bonus by Greystone during Greystone's 1997 fiscal year. In addition, Greystone paid Mr. Gross $320,000 in fiscal 1997 in connection with the termination of Mr. Gross's employment agreement with Greystone at the time of the merger with Lennar. As a result of the merger with Lennar, stock options which were granted to Mr. Gross by Greystone during his employment were converted into options to purchase 20,484 shares of Lennar Common Stock. At February 10, 1998, Mr. Gross owned options to acquire 70,484 shares of Lennar Common Stock.

     Directors who are not employees of the Company are paid annual fees of $10,000 plus $2,500 for each board meeting attended. Directors who are employees of the Company receive no additional remuneration for services as directors.

     The following table sets forth information about options which were granted to the chief executive officer and to the four additional highest paid executive officers of the Company for the fiscal year ended November 30, 1997:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                             ------------------------------------------
                                             PERCENT OF                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF        TOTAL                                     AT ASSUMED ANNUAL RATES
                             SECURITIES       OPTIONS/                                 OF STOCK PRICE APPRECIATION
                             UNDERLYING     SARS GRANTED    EXERCISE OF                      FOR OPTION TERM
                             OPTION/SARS    TO EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------------
           NAME              GRANTED(#)    IN FISCAL YEAR     ($/SH)         DATE         5%($)          10%($)
           ----              -----------   --------------   -----------   ----------   ------------   ------------
Stuart A. Miller               232,000          23.86%        $ 9.97       04/07/03     $  786,539     $1,784,455
                                30,355           3.12          18.12       11/02/02        151,939        335,739
                                69,645           7.16          16.47       11/02/07        721,370      1,828,059
Jonathan M. Jaffe              200,000          20.57          16.47       11/02/07      2,071,564      5,249,648
Allan J. Pekor                  50,000           5.14          16.47       11/02/07        517,891      1,312,412

     The options reflected in the table above, were granted under the Company's 1991 Stock Option Plan and its 1997 Stock Option Plan. In the case of options granted under the 1997 Stock Option Plan, those option grants were made subject to the approval of the Company's stockholders at the 1998 Annual Meeting of Stockholders. The Company typically grants options with vesting periods of 5 to 10 years.

     The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 1997 and option/SAR values as of the end of that year for the chief executive officer and the four other highest compensated executive officers of the Company:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF
                                                                     NUMBER OF         UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS/SARS       OPTIONS/SARS
                                                                     AT FISCAL          AT FISCAL
                                                                      YEAR-END        YEAR-END($)(1)
                                           SHARES       VALUE     ----------------   ----------------
                                         ACQUIRED ON   REALIZED   EXERCISABLE(E)/    EXERCISABLE(E)/
                 NAME                     EXERCISE       ($)      UNEXERCISABLE(U)   UNEXERCISABLE(U)
                 ----                    -----------   --------   ----------------   ----------------
Leonard Miller                                  0      $      0             0           $        0
  Chairman of the Board
Stuart A. Miller                                0      $      0        52,500(E)        $  752,498(E)
  President and Chief Executive Officer                               429,500(U)        $4,318,333(U)
Jonathan M. Jaffe                          13,500      $387,227             0(E)        $        0(E)
  Vice President                                                      246,500(U)        $1,591,152(U)
Allan J. Pekor                                  0      $      0        22,058(E)        $  273,851(E)
  Vice President and Secretary                                        138,236(U)        $1,315,700(U)
Irving Bolotin                              9,000      $163,875             0(E)        $        0(E)
  Senior Vice President                                                58,500(U)        $1,071,176(U)

---------------
(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 28, 1997.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board has established Audit and Compensation Committees. It does not have a Nominating Committee.

     The Audit Committee consists of Messrs. Babcock, Leibowitz and Rosen, although Mr. Babcock will no longer be a Member of the Committee once he retires from the Board of Directors. This Committee met twice in fiscal 1997. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the scope of work, findings and conclusions of the Company's Internal Audit Department.

     The Compensation Committee consists of Messrs. Babcock, Leibowitz and Rosen, although Mr. Babcock will no longer be a Member of the Committee once he retires from the Board of Directors. This Committee met twice in fiscal 1997. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans.

     The Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1997, the Board met seven times. Each director attended more than three-fourths of the total number of meetings of the Board which were held while he was a director and more than three-fourths of the total number of meetings of all committees of the Board on which he served.

                        REPORT ON EXECUTIVE COMPENSATION

     This report is presented to describe the compensation policies applied by the Compensation Committee of the Board of Directors with regard to the Company's executive officers for the year 1997, and the basis for the compensation of Leonard Miller, who served as the Chief Executive Officer of the Company during the first four months of the year 1997, and of Stuart A. Miller, who was elected Chief Executive Officer of the Company in April 1997.

     In December of each year, the Compensation Committee reviews the compensation of each employee of the Company or its subsidiaries whose compensation for the previous year exceeded $75,000. This review includes salary for the prior two years, the anticipated bonus, if any, for the preceding year (the actual bonus usually has not yet been computed) and the management recommendations as to salary and bonus formulae for the following year (except that there is no management recommendation as to the Chief Executive Officer).

     The bonus formulae recommended by the management vary depending on particular employees' positions and other factors. Bonuses for regional and division presidents and people in similar capacities often are a percentage of the profits of the divisions or other business units of which they have charge. Bonuses of other employees are based upon various approaches to evaluating their performance.

     The Compensation Committee almost always accepts the management recommendation as to all but the highest paid officers of the Company. This is in recognition of the fact that the management is far more familiar than anyone on the Compensation Committee with the individual employees, with prevailing levels of compensation in areas in which particular employees work and with other factors affecting compensation decisions. It also is in recognition of the fact that the management of the Company has primary responsibility for hiring and motivating employees, and for profitability of operations. However, the Compensation Committee believes that its review of the compensation of everyone who has been receiving more than a specified amount per year helps ensure that management's compensation decisions will be made responsibly, and will be in keeping with the Company's policy of attempting to compensate employees in the mid-range of what is customary for comparable work in comparable geographic areas.

     The Compensation Committee reviews in greater depth the recommendations of the Chief Executive Officer regarding compensation of the Company's five or six most highly paid executive officers. With regard to 1997, the people in this category included Stuart A. Miller, Irving Bolotin, Jonathan M. Jaffe, Allan J. Pekor and Steven J. Saiontz. With regard to the people in this category, the review included both proposed salaries and bonus formulae. Mr. Saiontz is no longer employed by the Company, although he remains a director of the Company. In June 1997, Mr. Saiontz became the Chief Executive Officer of LNR Property Corporation ("LNR"), which was formed by the Company to conduct its commercial real estate investment and management business, and became publicly traded when the Company distributed LNR's shares to the Company's stockholders on October 31, 1997.

     With regard to Leonard Miller, the Compensation Committee reviewed an analysis, abstracted from proxy statements, of the compensation of the chief executive officers of the four major homebuilding companies which are most comparable to the Company. It concluded that the compensation of the Company's Chief Executive Officer was appropriate when compared to the companies surveyed. Accordingly, the Compensation Committee approved a 1997 base salary of $450,000 and a bonus equal to 0.5% of the Company's consolidated pre-tax income for fiscal 1997.

     In April 1997, the Board of Directors elected Stuart A. Miller President and Chief Executive Officer of the Company. At that time, Mr. Miller was being compensated at the rate of $200,000 per year and was entitled to a bonus equal to 0.4% of the Company's consolidated pre-tax income for fiscal 1997. The Compensation Committee did not change Mr. Miller's compensation at that time. Instead, it deferred consideration of changing Mr. Miller's compensation until the annual review of senior officers' compensation in the fall. However, in recognition of Mr. Miller's contribution to the Company and consistent with the Company's policy of encouraging its officers and directors to acquire a proprietary interest in the Company as a means of stimulating their efforts on behalf of the Company, the Officers and Directors Stock Option Committee (which has since been disbanded) authorized the issuance to Mr. Miller of options to purchase 232,000 shares of Common Stock.

     In October 1997, it was noted to the Compensation Committee (of which Leonard Miller was a member) that Leonard Miller, Stuart A. Miller and Steven J. Saiontz were entitled to bonuses based on consolidated pre-tax income for fiscal 1997. However, earnings of the Company and its subsidiaries during November 1997 would be substantially impacted by the distribution of the stock of LNR Property Corporation to the Company's stockholders and by the merger of the Company with Greystone, both of which were to occur on October 31, 1997. The Compensation Committee then approved the awarding of bonuses to Messrs. Miller, Miller and Saiontz based upon actual results of operations for the eleven months ended October 31, 1997 and the anticipated results with regard to November 1997, as if the distribution of the shares of LNR and the merger with Greystone had not taken place.

     At its October 1997 meeting, the Compensation Committee reviewed the compensation of Stuart A. Miller, the Chief Executive Officer of the Company. It discussed the contributions Mr. Miller has made to the Company, as the primary operating officer of the Company both before and after he became its Chief Executive Officer in April 1997, and the contribution he was expected to make in the future, including the fact that in connection with the Company's merger with Greystone, Greystone had insisted that Mr. Miller commit to devote at least 75% of his working time to the Company (the balance to be devoted to LNR, the shares of which were being distributed to the Company's stockholders). The Committee also discussed the key role Mr. Miller had played in separating Lennar Corporation into two New York Stock Exchange listed companies and in arranging the merger of the Company with Greystone, and the effect those transactions had on the price of the Company's stock and were expected to have on the Company's future activities. The Compensation Committee also reviewed an analysis, abstracted from proxy statements, of the 1996 compensation of senior executive officers of the four homebuilding companies which are viewed as most comparable to the Company. The Committee concluded that it would be appropriate to increase Mr. Miller's compensation with regard to fiscal 1998 to a base salary of $600,000, plus a bonus equal to 0.75% of the consolidated net income before income taxes of the Company and its subsidiaries during that year. At the same meeting, the Committee approved compensation by LNR (which at the time was a subsidiary of the Company) to Mr. Miller during fiscal 1998 for serving as its Chairman of the Board of $200,000 plus 0.25% of its consolidated net income before income taxes.

     At its October 1997 meeting, the Compensation Committee also reviewed and approved recommendations of the management regarding compensation of the other senior officers of the Company for the year ending November 30, 1998.

     For a number of years, the Company has made restricted stock awards equal to a percentage of the respective salaries of all full-time employees with at least one year's service with the Company or subsidiaries. The percentage of salary is fixed annually by the Board of Directors based upon the recommendation from the Company's management. The percentage of salary for 1997 was 1%. This is the same as the percentage for the preceding several years.

     The Compensation Committee does not make stock option grants. Stock options for all employees other than officers of Lennar Corporation are awarded by a stock option committee consisting of directors who are officers of the Company. Stock options are awarded to officers of Lennar Corporation by the Board of Directors. However, the members of the Compensation Committee, all of whom are on the Board of Directors, are aware of stock option grants when the Compensation Committee evaluates cash compensation.

                 COMPENSATION COMMITTEE:
----------------------------------------------------------
ARNOLD P. ROSEN, Chairman (until February 25, 1998)
CHARLES I. BABCOCK, JR.
REUBEN S. LEIBOWITZ
LEONARD MILLER (a member of
the Compensation Committee
until October 31, 1997)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the persons listed under "Report on Executive Compensation". See also "Information Regarding the Board of Directors".

     Arnold P. Rosen, Chairman of the Compensation Committee, was Executive Vice President of the Company until his retirement in 1977.

                     PROPOSAL RELATING TO STOCK OPTION PLAN

     On October 31, and December 9, 1997, the Board of Directors adopted, subject to approval by the stockholders, the Lennar Corporation 1997 Stock Option Plan (the "Plan"). A copy of the Plan is included as Exhibit 1 to this Proxy Statement. Stockholders will be asked at the meeting to vote on a proposal to approve the Plan.

     The purpose of the Plan is to encourage and enable those officers, employees and directors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company and its subsidiaries largely depend for the successful conduct of their business to acquire proprietary interests in the Company, and by doing so, to stimulate the efforts of those officers, employees and directors on behalf of the Company and its subsidiaries and strengthen their desire to remain officers, employees or directors of the Company or its subsidiaries.

     Under the Plan, a Committee appointed by the Board of Directors (which may be the Board itself) may grant stock options, separately or together with stock appreciation rights, relating to up to 3,000,000 shares of Common Stock (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). If any option expires, terminates or is cancelled without being exercised, the shares subject to that option may be made the subject of new options granted under the Plan. Options granted under the Plan may, or may not, be designated as Incentive Stock Options ("ISOs"), which receive special tax treatment, as described under "Tax Consequences", but must meet certain requirements, including that the recipients be employees, that the exercise price be at least 100% of the fair market value of the Common Stock on the date of grant and that the exercise price of all ISOs held by a person which first become exercisable in a year not exceed $100,000.

     The Committee will determine which officers, employees and directors will receive options under the Plan and the terms of the options granted to particular officers, employees or directors. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The Committee may determine that particular options will initially become exercisable at specified times or in specified installments, except that no option may be exercisable until at least six months after it is granted. The exercise price of an option will be determined by the Committee (subject to the requirement that if the option is an ISO, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted), and must be paid in cash or by check, unless the Committee permits it to be paid in whole or in part with shares of Common Stock valued at their fair market value when the option is exercised. Options granted under the Plan may be assigned or transferred only with the permission of the Committee, given after a determination that transferability will not result in specified negative tax effects and is otherwise appropriate and desirable.

     Stock appreciation rights may only be granted with regard to specific stock option grants. A stock appreciation right may not relate to more shares than may be issued on exercise of the option to which the stock appreciation right relates. A stock appreciation right gives the holder the right to receive, without payment by the holder, an amount equal to the excess of the fair market value on the date the stock appreciation right is exercised of the shares of Common Stock as to which it is exercised over the amount the holder would have had to pay for those shares if the holder had purchased them by exercising the related stock option. When a stock appreciation right is exercised as to a number of shares, the holder will be deemed to surrender the related option with regard to that number of shares. The Committee may specify that the sum the holder will receive upon exercise of a stock appreciation right will be paid wholly or partly in cash or wholly or partly with Common Stock valued at its fair market value on the date the stock appreciation right is exercised.

     The Company had a plan (the "1991 Plan") under which it was able to grant options and stock appreciation rights relating to a total of 1,940,000 shares of Common Stock (plus additional shares which may be issued with regard to outstanding options to take account of the distribution of the stock of LNR Property Corporation to the Company's stockholders). By October 31, 1997, only 271,122 shares remained available for additional option grants under the 1991 Plan, and options relating to those shares were granted on October 31, 1997. Further, when Lennar Corporation and Greystone were merged on October 31, 1997, Greystone had two stock option plans relating to a total of 900,000 shares of Greystone common stock. On October 31, 1997, the Board of Directors (1) determined that no further options would be granted under the Greystone plans, (2) granted options under the 1991 Plan relating to the 271,122 shares of Common Stock which remained available under that plan, (3) adopted the Plan, so the Company could continue to grant options to officers, employees and directors and (4) granted options to purchase 338,878 shares under the Plan, subject to the Plan's being approved by the Company's stockholders not later than October 31, 1998. On November 12, 1997, the Committee granted options relating to another 50,000 shares, once again subject to the Plan being approved by the stockholders.



     On December 9, 1997, the Committee recommended to the Board the grant of options relating to an additional 786,500 shares. This grant, however, exceeded the total number of shares remaining available under the Plan. Therefore, before granting those options, the Board increased the number of shares as to which options could be granted under the Plan to 3,000,000 shares. Subsequently, the Committee has granted options relating to an additional 122,500 shares. All these options are subject to the Plan being approved by the Company's stockholders not later than October 31, 1998.


TAX CONSEQUENCES

     The principal Federal income tax consequences to an employee, officer or director of the grant and exercise of options under the Plan, and of the sale of shares acquired through exercise of options, are as follows:

     Recipients of options do not have taxable income because of the grant of options to them under the Plan.

     Unless an option is an ISO, when the option is exercised the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option, and the fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be long-term or short-term, depending on how long the shares are held after exercise.

     The holder of an ISO does not realize any taxable income when the ISO is exercised. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the optionee. When an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is an adjustment to alternative minimum taxable income unless the stock is disposed of in the same year. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a "disqualifying disposition", and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price or
(ii) the gain on the sale.

     When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder's basis in any Common Stock received will be its fair market value when the stock appreciation right was exercised.

     When an employee is treated as receiving ordinary income as a result of exercise of a non-ISO or a stock appreciation right, the Company is required to withhold and pay the withholding tax due with regard to that ordinary income. The Company may do this by withholding from the employee's compensation, by withholding from the number of shares issued on exercise of the option or stock appreciation right or by requiring payment of the amount required to be withheld before the Company will issue shares upon exercise of the option.

     When a non-ISO or a stock appreciation right is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, the Company will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of the holders of a majority of the shares which are voted on the proposal to approve the Plan. Leonard Miller, who through family partnerships owns 99.6% of the Class B Common Stock and therefore is entitled to cast approximately 69.29% of the votes which may be cast with regard to approval of the Plan, has said he intends to vote in favor of approval of the Plan. Therefore, if there is a quorum present at the meeting, the Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

     The presence in person or by proxy of the holders of a majority in voting power, but not less than one third in number, of the outstanding shares of capital stock is required for there to be a quorum at the meeting. Shares represented by proxies which indicate the stockholders want to abstain will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted with regard to the Plan. If a broker indicates on a proxy that it does not have authority to vote certain shares, those shares will not be considered as present.

     The following table provides information about the options under the Plan which are outstanding on January 31, 1998:

                                                         SHARES OF COMMON STOCK   AVERAGE PER SHARE
          INDIVIDUAL OR GROUP HOLDING OPTIONS              SUBJECT TO OPTIONS     EXERCISE PRICE(1)
-------------------------------------------------------  ----------------------   -----------------
Leonard Miller
  Chairman of the Board................................                  0                    --
Stuart A. Miller
  President and Chief Executive Officer................            100,000          $      16.97
Jonathan M. Jaffe
  Vice President.......................................                  0                    --
Allan J. Pekor
  Vice President and Secretary.........................             50,000                 16.47
Irving Bolotin
  Senior Vice President................................                  0                    --
All current executive officers.........................            271,378                 17.43
All directors who are not executive officers...........                  0                    --
All employees other than executive officers............          1,001,500                 19.69

---------------

(1) All option exercise prices are at least equal to 100% of the fair market value of the Common Stock on the date the options were granted.

     On February 10, 1998, the last sale price of a share of Common Stock reported on the New York Stock Exchange was $24.56.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 PROPOSAL REGARDING INCENTIVE COMPENSATION PLAN

     The Compensation Committee of the Board of Directors has adopted an Incentive Compensation Plan (the "Incentive Plan"), under which the Compensation Committee may award various forms of incentive compensation to officers and other key employees of the Company and its subsidiaries. Forms of incentive compensation may include (1) compensation based upon a percentage of consolidated pre-tax or after-tax earnings or earnings before income taxes, depreciation and amortization ("EBITDA") of the Company and its subsidiaries, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries, divisions or other business units of the Company, (2) changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock, (3) revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value, with regard to the Company, particular subsidiaries, divisions or other business units, particular assets or groups of assets, or particular employees or groups of employees. Performance goals on which bonuses may be based may be absolute amounts or percentages or may be relative to the performance of other companies or of indexes. Performance goals may relate to particular fiscal years or to periods which are longer or shorter than a single fiscal year. No officer or employee may, however, be awarded a bonus for any fiscal year in excess of the greater of (i) $1,500,000 or (ii) 1.5% of the consolidated pre-tax income of the Company and its subsidiaries in that fiscal year. Bonuses may be payable in single lump sums, or may be payable over periods of years, and may (but will not be required to) be made forfeitable to the extent recipients do not continue to be employed by the Company or its subsidiaries throughout the period during which they are payable. A copy of the Incentive Plan it attached as Exhibit 2.

     The bonus arrangements contemplated by the Incentive Plan are similar to the bonus arrangements which the Company has implemented for a number of years. See "Compensation Committee Report." However, the Compensation Committee has adopted the Incentive Plan, and stockholders are being asked to approve the Incentive Plan, with the intent of avoiding the possibility that the deductibility for Federal income tax purposes of bonus compensation with regard to the year ending November 30, 1998 or future years will be limited by Section 162(m) of the Internal Revenue Code (which under circumstances causes compensation to an employee in a year in excess of $1 million not to be deductible by the employer). Under current law, adoption of the Incentive Plan will not affect the extent to which bonus compensation constitutes taxable income to recipients, the time when recipients will be required to recognize income from incentive compensation or any other aspects of the way recipients are taxed with regard to incentive compensation. Adoption of the Incentive Plan will not prevent the Company from entering into compensation arrangements with employees outside the Incentive Plan.

REQUIRED VOTE

     Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares which are voted on the proposal to approve the Incentive Plan. Leonard Miller, who through family partnerships owns 99.6% of the Class B Common Stock and therefore is entitled to cast approximately 69.29% of the votes which may be cast with regard to approval of the Incentive Plan, has said he intends to vote in favor of the Incentive Plan. Therefore, if there is a quorum present at the meeting, the Incentive Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

     The presence in person or by proxy of the holders of a majority in voting power, but not less than one third in number, of the outstanding shares of capital stock is required for there to be a quorum at the meeting. Shares represented by proxies which indicate the stockholders want to abstain will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted with regard to the Incentive Plan. If a broker indicates on a proxy that it does not have authority to vote certain shares, those shares will not be considered as present.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          PROPOSAL REGARDING AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Company's Board of Directors has approved, and determined to be advisable, an amendment to the Company's Certificate of Incorporation to add a new clause to the description of the voting rights and powers of the Company's Common Stock and Class B Common Stock, which provides that any merger, consolidation or other business combination in which the consideration received by a holder of a share of Class B Common Stock is different from the type or amount of consideration received by a holder of a share of Common Stock (unless the sole difference is that holders of Common Stock will receive additional shares of Common Stock and holders of Class B Common Stock will receive additional shares of Class B Common Stock) must be approved by the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, as well as by the vote otherwise required by law, the Company's Certificate of Incorporation or By-Laws or applicable rules of a securities exchange or securities quotation system, or otherwise. The text of the description in the Certificate of Incorporation of the voting rights and powers of the Common Stock and the Class B Common Stock, with the proposed new provision as clause (5), is Exhibit 3 to this Proxy Statement.

     Because the holders of the Class B Common Stock are entitled to 10 votes per share, while the holders of the Common Stock are entitled only to one vote per share, so long as the number of outstanding shares of

Class B Common Stock is more than 10% of the number of outstanding shares of Common Stock, the holders of the Class B Common Stock will be able to cast a majority of the votes on any matter presented to the stockholders. Therefore, in view of the fact that stockholder approval of a merger, a sale of all or substantially all the Company's assets or a similar transaction requires approval by holders of shares entitled to a majority of the votes to be cast with regard to the matter, the holders of the Class B Common Stock would have the power to approve a transaction in which they received greater consideration than the holders of Common Stock, even if the holders of all the outstanding Common Stock voted against that transaction. There has been no proposal for a transaction in which the consideration to be received by the holders of Class B Common Stock would be different from the consideration to be received by the holders of Common Stock (except that the Company's Certificate of Incorporation provides that in any distribution of stock of the Company, the holders of the Common Stock will receive additional shares of Common Stock and the holders of the Class B Common Stock will receive additional shares of Class B Common Stock), and no such transaction is contemplated. Nonetheless, in connection with the negotiations of the merger of Lennar Corporation with Pacific Greystone Corporation, Leonard Miller and his family partnerships entered into a Voting Agreement with Pacific Greystone Corporation and Warburg, Pincus Investors, L.P. (the majority stockholder of Greystone) which provided, among other things, that they would vote all their shares of Common Stock or Class B Common Stock in favor of an amendment to the Company's Certificate of Incorporation which would require the affirmative vote of holders of majority of the outstanding shares of Common Stock, as well as the vote which would otherwise be required, to approve a merger, consolidation or other business combination in which the consideration received by the holder of a share of Class B Common Stock is different from the type or amount of consideration received by a holder of a share of Common Stock. The Amendment is being proposed as contemplated by that Voting Agreement.

REQUIRED VOTE

     The affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock and Class B Common Stock, voting as a single class, is required for adoption of the Amendment. As described above, Leonard Miller, who through family partnerships owns 99.6% of the Class B Common Stock and therefore is entitled to 69.29% of all the votes which may be cast at the meeting, has agreed to vote those shares in favor of the Amendment. Therefore, if there is a quorum present at the meeting, the proposal regarding the Amendment will be approved even if nobody other than Mr. Miller votes in favor of it.

     The presence in person or by proxy of the holders of a majority in voting power, but not less than one third in number, of the outstanding shares of capital stock is required for there to be a quorum at the meeting. Shares represented by proxies which indicate the stockholders want to abstain will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted with regard to the Amendment. If a broker indicates on a proxy that it does not have authority to vote certain shares, those shares will not be considered as present.

     If a quorum is not present at the meeting, the stockholder present in person or by proxy by a majority of the votes cast by those stockholders may adjourn the meeting and the proposal to approve the Amendment will be voted upon at the adjourned meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return of the Company's Common Stock, assuming reinvestment of dividends, with the Dow Jones Equity Market Index and the Dow Jones Home Construction Index:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         FISCAL YEAR ENDING NOVEMBER 30
                                  (1992 = 100)

        MEASUREMENT PERIOD               LENNAR         DOW JONES EQUITY      DOW JONES HOME
      (FISCAL YEAR COVERED)            CORPORATION        MARKET INDEX      CONSTRUCTION INDEX
1992                                       100                 100                 100
1993                                       112                 110                 119
1994                                        89                 111                  81
1995                                       126                 152                 133
1996                                       149                 194                 126
1997(1)                                    312                 250                 191

---------------
(1) Includes the stock of LNR Property Corporation even after the spin-off (which occurred on October 31, 1997).

                                 OTHER MATTERS

     The Company's management knows of no matters other than the foregoing which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended November 30, 1997. Representatives of that firm are expected to be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit the Company's financial statements for the year ending November 30, 1998. The selection will be discussed at meetings of the Audit Committee and of the Board of Directors to be held after the Company's April 7, 1998 Annual Meeting of Stockholders.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING


     Proposals which stockholders wish included in next year's Proxy Statement must be received at the Company's principal executive offices at Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 no later than November 16, 1998.


                                          By Order of the Board of Directors

                                          ALLAN J. PEKOR
                                          Secretary


Dated: March 16, 1998

                                                                       EXHIBIT 1

                              AMENDED AND RESTATED
                               LENNAR CORPORATION
                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Definitions.................................................   1
 2.  Purpose of the Plan.........................................   1
 3.  Authority to Grant Stock Options............................   2
 4.  Authority to Grant Stock Appreciation Rights................   2
 5.  Terms of Stock Options......................................   3
 6.  Payment of Option Exercise Price............................   3
 7.  Withholding Payments........................................   3
 8.  Written Agreement...........................................   4
 9.  Administration of the Plan..................................   4
10.  Shares Available for Options................................   4
11.  Laws and Regulations........................................   5
12.  Modifications of Number of Shares and Other Securities;        5
     Changes in Capital Structure................................
13.  Effects of Termination of Employment........................   5
14.  No Rights to Continued Employment...........................   6
15.  Effective Date..............................................   6
16.  Amendments of the Plan......................................   6
17.  Termination of the Plan.....................................   6

                               LENNAR CORPORATION
                             1997 STOCK OPTION PLAN
                OCTOBER 31, 1997, AS AMENDED ON DECEMBER 9, 1997

1.  DEFINITIONS

     As used in this Plan the following definitions apply:

     (a) "Board of Directors" means the Board of Directors of Lennar.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Compensation Committee of the Board of Directors, or such other committee consisting of at least two members of the Board of Directors as may be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan. If there is no Compensation Committee and the Board of Directors does not appoint another Committee, the Board of Directors will be the Committee.

     (d) "Common Stock" means common stock, par value $.10 per share, of Lennar.

     (e) "Company" means Lennar and all its more than 50% owned subsidiaries.

     (f) "Director" means any person serving as a member of the board of directors of any corporation included in the Company.

     (g) "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and is intended to be, and qualifies as, an Incentive Stock Option as that term is used in Section 422 of the Code.

     (h) "Key Employee" means an officer or employee of the Company who the Committee determines can contribute significantly to the growth and successful operations of the Company.

     (i) "Holder" means a person who holds a stock option or Stock Appreciation Right granted under the Plan.

     (j) "Lennar" means Lennar Corporation, a Delaware corporation, or its successor by merger or any similar transaction.

     (k) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an Incentive Stock Option as that term is used in Section 422 of the Code.

     (l) "Plan" means this Lennar Corporation 1997 Stock Option Plan.

     (m) "Stock Appreciation Right" means a right to receive the appreciation in value, or a portion of the appreciation value, of a specified number of shares of Common Stock, as provided in Section 4(b).

     (n) "10% Stockholder" means a person who owns (after applying the attribution rules contained in Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of Lennar or of any parent or subsidiary of Lennar.

2.  PURPOSE OF THE PLAN

     The purpose of the Plan is to encourage and enable those officers, employees and Directors of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in Lennar, and by doing so to stimulate the efforts of those officers, employees and Directors on behalf of the Company and strengthen their desire to remain officers, employees or Directors of the Company.

3.  AUTHORITY TO GRANT STOCK OPTIONS

     (a) Except as provided in Section 3(b), the Committee may at any time authorize the grant of stock options under the Plan to any one or more Key Employees or Directors. These stock options may be Incentive Options (i.e., options which qualify as Incentive Stock Options under Section 422 of the Code) or Nonqualified Options, except that (i) no officer or Director who is not an employee may be granted an Incentive Option, and (ii) no employee may be granted an Incentive Option which would result in the aggregate fair market value, determined as of the date the stock option is granted, of the Common Stock with respect to which that Incentive Option and all other Incentive Options held by that employee under any plan maintained by Lennar (or any parent or subsidiary of Lennar) are exercisable for the first time by that employee during any calendar year to exceed $100,000. No employee, officer or Director may receive options for more than 500,000 shares of Common Stock over the life of the Plan. Each stock option will be designated at the time of grant as an Incentive Option or as a Nonqualified Option.

     (b) Any grant to an officer or Director of Lennar must be made either by
(i) the full Board of Directors or (ii) a committee of the Board of Directors which consists solely of two or more "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any grant with respect to which an exception is sought from the deduction limitations under
Section 162(m) of the Code must be made by a committee of the Board of Directors consisting solely of two or more "outside directors" as that term is defined in
Section 162(m) of the Code.

     (c) Without limiting the generality of what is stated in Sections 3(a) and
(b), stock options may be granted to a Key Employee or Director regardless of the fact that stock options or Stock Appreciation Rights previously granted to that Key Employee or Director remain unexercised, and a Holder may exercise a stock option or Stock Appreciation Right when it is exercisable by its own terms, notwithstanding that there are stock options and Stock Appreciation Rights which were previously granted to that Holder which remain unexercised.

4.  AUTHORITY TO GRANT STOCK APPRECIATION RIGHTS

     (a) The Committee may at any time authorize the grant of Stock Appreciation Rights to any Key Employees or Directors who hold or are receiving stock options granted under the Plan. Each Stock Appreciation Right will relate to a specific stock option granted under the Plan. A Stock Appreciation Right may be granted concurrently with the stock option to which it relates or at any time after the stock option has been granted and before it has been exercised, terminates or expires. The number of shares subject to a Stock Appreciation Right may not exceed the number of shares which may be issued on exercise of the stock option to which the Stock Appreciation Right relates.

     (b) The term "Stock Appreciation Right" means the right to receive from the Company, without payment by the Holder, an amount equal to the excess of the fair market value on the date the Stock Appreciation Right is exercised of the number of shares of Common Stock for which the Stock Appreciation Right is exercised over the exercise price the Holder would have had to pay to exercise the related stock option in order to purchase that number of shares of Common Stock. Upon exercise of a Stock Appreciation Right the Participant will automatically be deemed to surrender the related stock option with regard to the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Except as provided in subsection 4(c), at the Discretion of the Committee, Stock Appreciation Rights may specify that the sum to be paid upon their exercise may be paid by the Company in cash, in Common Stock valued at its fair market value on the date the Stock Appreciation Right is exercised, or in any combination of cash and Common Stock valued in that manner.

     (c) A Stock Appreciation Right granted under the Plan will be exercisable only when, and with regard to the number of shares of Common Stock as to which, the related stock option is exercisable and will lapse when the related stock option terminates or expires. A Stock Appreciation Right granted under the Plan may only be transferred when, and to the person, to whom the right to exercise the related stock option is transferred in accordance with Section 13.

5.  TERMS OF STOCK OPTIONS

     (a) Each stock option granted under the Plan will expire on a date determined by the Committee when the option is granted, which will be not more than 10 years after the date of grant, except that an Incentive Option granted to a Key Employee who, at the time of the grant, is a 10% Stockholder will expire not more than five years after the date of grant.

     (b) Each stock option granted under the Plan will be exercisable at such time or times, and in such installments, as are determined by the Committee when the stock option is granted. However, no stock option granted under the Plan may be exercisable until at least six months after the date of grant, except upon the death or disability of the Holder prior to the expiration of that six month period.

     (c) The exercise price of each stock option granted under the Plan will be determined by the Committee on the date the stock option is granted, except that with respect to Incentive Options, the exercise price may not be less than (i) if the Incentive Option is granted to a person who is not a 10% Stockholder, 100% of the fair market value of the Common Stock on the date the Incentive Option is granted, and (ii) if the Incentive Option is granted to a 10% Stockholder, 110% of the fair market value of the Common Stock on the date the Incentive Option is granted. For the purposes of the Plan, the fair market value of a share of the Common Stock on any day will be the mean between the highest and lowest quoted selling prices of the Common Stock in composite trading reported on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal securities exchange or market on which the Common Stock is traded) on that day, or if there are no sales on that day, on the next following day on which there are sales.

     (d) No stock option granted under the Plan may be assigned or transferred, other than as provided in Section 13 upon the death of the Holder to whom the stock option was granted except that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an Incentive Option to fail to meet the requirements set forth in Section 422(b) of the Code (or any applicable successor to that Section) and (iii) is otherwise appropriate and desirable.

6.  PAYMENT OF OPTION EXERCISE PRICE

     The exercise price of any stock option will be payable in cash or by check payable to the order of Lennar, except that the Committee may determine that the exercise price of the stock option may be paid by delivering shares of the Common Stock with a fair market value at the date the stock option is exercised equal to all or any part of the exercise price, with any remaining balance to be paid in cash or by check payable to the order of Lennar.

7.  WITHHOLDING PAYMENTS

     (a) If as a result of the exercise of a Nonqualified Option or a Stock Appreciation Right, or otherwise, the Company is required to pay any amount as withheld income tax, the Company may, at its discretion, either (i) reduce the number of shares of Common Stock issuable upon exercise of the stock option, or the cash or Common Stock to be paid or delivered upon exercise of the Stock Appreciation Right, by the amount of the required withholding (with the Common Stock valued at its fair market value on the date the stock option or Stock Appreciation Right is exercised), (ii) require that, as a condition to exercise of the stock option or Stock Appreciation Right, the Holder remit to the Company the amount of withholding tax required to be paid as a result of the exercise or
(iii) withhold the amount of the withholding tax from payments of salary or other payments the Company is required to make to the Holder.

     (b) If a person makes a disqualifying disposition (as described in Section 422(a)(1) of the Code) of shares acquired upon exercise of an Incentive Option, that person will promptly notify the Company of the disqualifying disposition and pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition. If a person fails to pay the Company an amount equal to any withholding tax the Company is required to pay as a result of a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company may withhold that amount from any payments of salary or other payments the Company is required to make to the person or may take any other lawful steps to collect that amount from the person.

8.  WRITTEN AGREEMENT

     Promptly after a stock option or Stock Appreciation Right is granted under the Plan, Lennar will provide the Holder of that stock option or Stock Appreciation Right with a written agreement containing the provisions of the stock option or Stock Appreciation Right. The terms of the agreement will be in accordance with the Plan, but may contain additional provisions and restrictions (including, without limitation, special provisions and restrictions applicable to Incentive Stock Options) authorized by the Committee which are not inconsistent with the Plan. Each agreement relating to a stock option will state whether the stock option is or is not intended to be an Incentive Option.

     Each Holder of a stock option or Stock Appreciation Right granted under the Plan will be bound by the terms of the Plan and of the agreement relating to the stock option or Stock Appreciation Right.

9.  ADMINISTRATION OF THE PLAN

     (a) The Plan will be administered by the Committee.

     (b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration.

     (c) Subject to the limitations contained in the Plan, the Committee will have full power (i) to grant Incentive Options, Nonqualified Options and Stock Appreciation Rights to any one or more Key Employees and Directors, and (ii) to determine as to any stock option or Stock Appreciation Right granted to any Key Employee or Director the number of shares of Common Stock to which the stock option or Stock Appreciation Right will relate, the exercise price of the stock option or Stock Appreciation Right, the term of the stock option or Stock Appreciation Right, and all other terms of the stock option or Stock Appreciation Right.

     (d) In exercising its powers under the Plan, the Committee may act in its sole discretion, with no requirement that it follow past practice or treat one employee, officer or Director in a manner consistent with the treatment afforded to any other employee, officer or Director.

     (e) All actions taken and decisions made by the Committee will be binding and conclusive on all Holders of stock options and Stock Appreciation Rights granted under the Plan and all other officers, employees and Directors of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options or Stock Appreciation Rights granted under the Plan, or for any decision not to grant stock options or Stock Appreciation Rights under the Plan to any officer, employee or Director of the Company.

10.  SHARES AVAILABLE FOR OPTIONS

     The aggregate number of shares of Common Stock which may be issued upon exercise of stock options or Stock Appreciation Rights granted under this Plan is 3,000,000 shares, subject to adjustment as provided in Section 12(b). Any shares which are subject to stock options or Stock Appreciation Rights which terminate or are surrendered (including shares subject to stock options which are deemed surrendered because of exercise of Stock Appreciation Rights, to the extent the shares are not issued on exercise of the Stock Appreciation Rights) will be available to be issued on exercise of subsequently granted stock options or Stock Appreciation Rights. Any shares as to which stock options or Stock Appreciation Rights are exercised but which are retained by Lennar to pay the exercise price of stock options, to reimburse the Company for paying withholding taxes or otherwise will be deemed to have been issued upon exercise of stock options or Stock Appreciation Rights, and will not be available to be issued on exercise of other stock options or Stock Appreciation Rights.

11.  LAWS AND REGULATIONS

     The obligation of the Company to issue shares of Common Stock (or other securities as provided in Section 12) upon exercise of Options will be subject to (i) the condition that counsel for the Company is satisfied that the sale and delivery will be in compliance with the Securities Act of 1933, as amended, and all other applicable laws, rules or regulations, and (ii) the condition that the shares of Common Stock reserved for issuance under the Plan have been authorized for listing on any securities exchange or exchanges on which the Common Stock is listed.

12. MODIFICATIONS OF NUMBERS OF SHARES AND OTHER SECURITIES; CHANGES IN CAPITAL STRUCTURE

     (a) If (i) the Company at any time is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or similar transaction,
(ii) there is a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Lennar, or a distribution to holders of Common Stock other than a cash dividend or (iii) any other event occurs which in the judgment of the Committee necessitates an adjustment to the terms of the outstanding stock options or Stock Appreciation Rights which were issued under the Plan, the Committee may (x) make such modifications in the terms of outstanding stock options as in its judgment are appropriate so the Holders' rights will in aggregate be substantially the same after the event as they were before the event, and (y) make such change in the aggregate number of shares which may be granted under the Plan as in its judgment will cause the number of shares available for issuance on exercise of stock options which are outstanding at the time of the event and the number of shares available to be issued on exercise of stock options which may be granted in the future will be the same proportion of the outstanding Common Stock immediately after the event that they were of the outstanding Common Stock immediately before the event, including, without limitation, adjustments in (A) the number and kind of shares subject to options,
(B) the exercise price of outstanding stock options and (C) the number and kind of shares available under Section 10. The judgment of the Committee with respect to any matter referred to in this Section 12 will be conclusive and binding upon each Holder without the need for any amendment to the Plan or any stock options or Stock Appreciation Rights which had been granted under the Plan.

13.  EFFECTS OF TERMINATION OF EMPLOYMENT

     (a) Each Nonqualified Option and related Stock Appreciation Right granted under the Plan will terminate when the Holder ceases to be an officer, employee or Director of the Company, except that

          (i) If a Holder of a Nonqualified Option dies while an officer, employee or Director of the Company, each Nonqualified Option and related Stock Appreciation Right held by the Holder at the date of the Holder's death may be exercised, to the extent it was exercisable at the date of death (or, with the consent of the Committee, in full), by the Holder's legal representative until the earlier of 12 months after the date of death or the date on which the Nonqualified Option expires by its terms.

          (ii) If a Holder of a Nonqualified Option ceases to be an officer or employee of the Company,

             (A) after the Holder becomes 65 years old,

             (B) because of the disability of the Holder (as determined by the Committee in its discretion), or

             (C) under other circumstances which the Committee determines to justify continued exercise of stock options and related Stock Appreciation Rights,

each Nonqualified Option and related Stock Appreciation Right held by the Holder on the date the Holder ceased to be an officer, employee or Director of the Company may be exercised, to the extent it was exercisable on the date the Holder ceased to be an officer, employee or Director of the Company (or, with the consent of the Committee, in full), until the earlier of (x) three months after the date the Holder ceased to be an officer, employee or Director of the Company, or (y) the date the stock option expires by its own terms.

     (b) Each Incentive Option and related Stock Appreciation Right granted under the Plan will terminate when the Holder ceases to be an employee of the Company (whether or not the Holder continues to be an officer of the Company), except that if the Holder dies while an employee of the Company, or ceases to be an employee of the Company under a circumstance described in clause (A), (B) or
(C) of subparagraph (a) (ii) , each Incentive Option and related Stock Appreciation Right held at the date the Holder ceases to be an employee of the Company may be exercised by the Holder's legal representative until twelve months after the date of death, or by the Holder until three months after the Holder ceases to be an employee of the Company under a circumstance described in clause (A), (B) or (C) of subparagraph (a)(ii), to the same extent a Nonqualified Option could have been exercised in accordance with subparagraph
(a)(i) or (ii) until twelve months after the date of death or three months after the Holder ceases to be an officer, employee or Director of the Company under a circumstance described in clause (A), (B) or (C) of subparagraph (a)(ii).

14.  NO RIGHTS TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any stock option or Stock Appreciation Right granted under the Plan, and no other action taken by the Committee, will give any officer, employee or Director of the Company a right to continue to be an officer, employee or Director of the Company or in any other way affect the right of the Company to terminate the officer or Director position or employment of any officer, employee or Director at any time for any reason, with or without cause.

15.  EFFECTIVE DATE

     The Plan will be effective on the date it is adopted by the Board of Directors, provided that the stockholders of Lennar approve the Plan within 12 months after it is adopted by the Board of Directors. Stock options and Stock Appreciation Rights may be granted prior to approval of the Plan by the stockholders of Lennar, but each stock option and Stock Appreciation Right granted prior to stockholder approval of the Plan will be subject to approval of the Plan by the stockholders of Lennar within 12 months after the Plan is adopted. No stock option or Stock Appreciation Right may be exercised until the Plan is approved by the stockholders of Lennar, and all stock options and Stock Appreciation Rights granted before the Plan is approved by the stockholders of Lennar will automatically terminate at the end of 12 months after the Plan is adopted by the Board of Directors if the Plan is not approved by the stockholders of Lennar by that date.

16.  AMENDMENTS OF THE PLAN

     The Board of Directors may amend the Plan at any time; provided that the Board of Directors may not make any amendment in the Plan that would, if such amendment were not approved by the stockholders of Lennar, cause the Plan to fail to comply with any requirement of applicable law or regulation, or make it not possible for stock options to be granted under the plan which qualify as incentive stock options, unless and until the approval of the stockholders of Lennar is obtained. No amendment to the Plan will change the exercise price, or otherwise alter any provision, of any stock option or Stock Appreciation Right which has been granted prior to the amendment, unless the Holder of the stock option or Stock Appreciation Right consents to the change.

17.  TERMINATION OF THE PLAN

     The Plan may be terminated at any time by the Board of Directors. The Plan will terminate on the 10th anniversary of the date it is adopted by the Board of Directors unless it is terminated before that. No stock options or Stock Appreciation Rights may be granted after the Plan terminates. However, termination of the Plan will not affect any stock option or Stock Appreciation Right which is outstanding when the Plan is terminated.

                               *       *       *

          As approved by the Board of Directors of Lennar Corporation on October 31, 1997 and as amended on December 9, 1997.

                                                                       EXHIBIT 2

              LENNAR CORPORATION 1998 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

     The purpose of the Plan is to enable the Compensation Committee to establish performance goals for officers and other key employees of Lennar and its subsidiaries, to determine bonuses which will be awarded to particular officers and key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2. Definitions

     As used in this Plan, the following definitions apply:

          (a) "Bonus" means the bonus to which an Employee is entitled under a bonus arrangement established by the Committee under the Plan.

          (b) "Bonus Formula" means the formula for calculating an Employee's Bonus on the basis of a performance goal established under the Plan or otherwise.

          (c) "EBITDA" means earnings before interest, taxes, depreciation and amortization.

          (d) "Employee" means an employee of the Company.

          (e) "Committee" means the Compensation Committee or a subcommittee of the Compensation Committee consisting solely of two or more Outside Directors.

          (f) "Company" means Lennar and its more than 50% owned subsidiaries.

          (g) "Compensation Committee" means the Compensation Committee of Lennar's Board of Directors.

          (h) "Lennar" means Lennar Corporation, a Delaware corporation.

          (i) "Outside Director" means a director of Lennar who qualifies as an independent director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          (j) "Plan" means this Lennar Corporation 1998 Incentive Compensation Plan.

3. Authority to Establish Performance Goals and Bonuses

     (a) The Committee will have the authority to establish for any Employee who is an officer, or who the Committee determines to be a key employee, of Lennar or any subsidiary a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula (i) may be a percentage, or may be based upon the extent of achievement of specified levels, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA, (y) the pre-tax or after tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of Lennar or the Company, or (z) changes (or the absence of changes) in the per share or aggregate market price of Lennar's common stock, or (ii) the extent of achievement of specified levels of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, number of homes sold, mortgages originated or placed, insurance policies sold or placed or other units sold, average home sales price, average cost per home or premium revenue generated, with regard to the Company, particular subsidiaries, divisions or other business units of Lennar or the Company or particular Employees or groups of Employees. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

     (b) The Committee may determine the Bonus Formula which will determine the Bonus an Employee will receive with regard to a fiscal year or other period. However, no Employee may be awarded a Bonus for any fiscal year in excess of the greater of (i) $1.5 million or (ii) 1.5% of the consolidated pre-tax income of the Company in that fiscal year.

     (c) When the Committee establishes a performance goal and Bonus Formula for an Employee, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Employee ceases to be employed by the Company before the bonus is paid in full.

4. Review of Payment of Bonuses

     Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each employee who has become entitled to a Bonus with regard to that fiscal year (i) the Employee's performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Employee's Bonus Formula, and (iii) the Bonus to which the Employee is entitled with regard to the fiscal year. No Bonus may be paid to an Employee with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Employee shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Employee with regard to the fiscal year.

5. Administration of the Plan

     (a) The Plan will be administered by the Committee.

     (b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Employee under the Plan, and any determination of the Committee regarding the Bonus to which any employee is entitled, will bind the Company and all Employees who are affected by it.

     (c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Employees. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

6. No Rights to Continued Employment

     Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7. Effective Date

     This Plan is effective as of December 1, 1997, provided that the stockholders of Lennar approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of Lennar approve this Plan. However, no Bonuses will be paid under this Plan unless the Plan is approved by the stockholders of Lennar.

8. Amendments of the Plan

     The Committee may, with the approval of the Board of Directors of Lennar, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Employee with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of Lennar. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Employee, or affect any Employee's right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Employee, before the amendment, unless the Employee consents to the change.

9. Termination of the Plan

     The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of Lennar. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Employee to receive payments of a Bonus which the Employee earned before the Plan is terminated.

                          *            *            *

     As approved by the Compensation Committee of Lennar Corporation on February 25, 1998.

                                                                       EXHIBIT 3

  [Excerpted from Lennar Corporation's Restated Certificate of Incorporation]

                     COMMON STOCK AND CLASS B COMMON STOCK

     (a) Voting Rights and Powers.

     (i) With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of the Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, (2) each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held in his name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in his name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock or the Class B Common Stock, in addition to being adopted as required by law, must be approved by holders of a majority of the shares of Common Stock which vote with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation shall require the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock (other than the Class B Common Stock), voting as a single class, unless the type and amount of the consideration received by the holder of a share of Common Stock in such transaction is the same as that received by a holder of a share of Class B Common Stock; provided, however that if stockholders are given the right to elect among differing kinds of consideration in such business combination, the foregoing requirement will be deemed satisfied if the holders of shares of Common Stock are given the same rights of election (including without limitation proration rights) as the holders of shares of Class B Common Stock.

                                                                      3890-PS-98

                                                                       EXHIBIT 4


  P
  R
  O
  X
  Y



                                [ADD LENNAR LOGO]

                              700 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172

                          PROXY FOR 1998 ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Lennar Corporation hereby appoints Leonard Miller, Stuart A. Miller and Allan J. Pekor, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida on Tuesday, April 7, 1998, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LENNAR CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.


                                                        SEE REVERSE
                                                            SIDE

                    (continue and to be signed on other side)

                                   DETACH HERE
     Please mark
/ /  votes as in
     this example.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR THE OTHER PROPOSALS.


1.   ELECTION OF DIRECTORS:
     NOMINEES: Irving Bolotin and Leonard Miller
     For                Withheld
     / /                   / /

     / /
         For all nominees except as noted above



2.   Approval of Lennar Corporation 1997
     Stock Option Plan
     For            Against         Abstain
     / /              / /           / /




3.   Approval of Lennar Corporation Incentive Plan




4.   Approval of Amendment to Lennar Corporation's
     Certificate of Incorporation In the Manner
     Described in the Accompanying Proxy Statement
     For             Against        Abstain
     / /               / /          / /


5.   In their discretion the Proxies are
     authorized to vote upon such other
     business as may properly come before
     the meeting.
     For            Against         Abstain
     / /              / /           / /

                         MARK HERE FOR
                         ADDRESS             /  /
                         CHANGE AND
                         NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY, USING THE ENCLOSED ENVELOPE

Please sign exactly  as name appears as left.


When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:                                     Date:


Signature:                                     Date:

  P
  R
  O
  X
  Y



                                [ADD LENNAR LOGO]

                              700 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172

                          PROXY FOR 1998 ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Lennar Corporation hereby appoints Leonard Miller, Stuart A. Miller and Allan J. Pekor, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida on Tuesday, April 7, 1998, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LENNAR CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.


                                                            SEE REVERSE
                                                                SIDE

                    (continue and to be signed on other side)

                                   DETACH HERE
     Please mark
/ /  votes as in
     this example.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR THE OTHER PROPOSALS.


1.   ELECTION OF DIRECTORS:
     NOMINEES: Irving Bolotin  and Leonard Miller
     For                Withheld
     / /                   / /

     / /
         For all nominees except as noted above


2.   Approval of Lennar Corporation 1997
     Stock Option Plan
     For            Against         Abstain
     / /              / /           / /


3.   Approval of Lennar Corporation Incentive Plan


4.   Approval of Amendment to Lennar Corporation's
     Certificate of Incorporation In the Manner
     Described in the Accompanying Proxy Statement
     For            Against            Abstain
     / /              / /              / /



5.   In their discretion the Proxies are
     authorized to vote upon such other
     business as may properly come before
     the meeting.
     For            Against         Abstain
     / /              / /           / /

                            MARK HERE FOR
                            ADDRESS           /  /
                            CHANGE AND
                            NOTE AT LEFT

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
   CARD PROMPTLY, USING THE ENCLOSED ENVELOPE



      Please sign exactly as name appears as left.

     When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:                                 Date:


Signature:                                 Date: